Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 4, 2009, with respect to the consolidated financial statements of Galil Medical Ltd. included in the Amendment No. 4 to the Registration Statement (Form S-4 No. 333-156921) and related Prospectus of Endocare, Inc. for the registration of its common stock to be issued in the merger with Galil Medical Ltd.

April 20, 2009	/s/ Kost Forer Gabbay & Kaiserer A member of Ernst & Young Global